Exhibit 99

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Ezra D. Singer, Chairman of the Verizon Employee Benefits Committee, certify that:

(1) the report on Form 11-K for the year ended December 31, 2002 (the “Report”) for the Verizon Savings and Security Plan for Mid-Atlantic Associates (the “Plan”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods referred to in the Report.

Date: June 26, 2003	/s/ Ezra D. Singer
Ezra D. Singer
Chairman
Verizon Employee Benefits Committee

I, William F. Heitmann, Senior Vice President and Treasurer of Verizon Communications Inc., certify that:

(1) the report on Form 11-K for the year ended December 31, 2002 (the “Report”) for the Verizon Savings and Security Plan for Mid-Atlantic Associates (the “Plan”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods referred to in the Report.

Date: June 26, 2003	/s/ William F. Heitmann
William F. Heitmann
Senior Vice President and Treasurer

A signed original of these written statements pursuant to Section 906 have been provided to Verizon Communications Inc. and will be retained by Verizon Communications Inc. and furnished to the Securities and Exchange Commission or its staff upon request.